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                         AMENDED DEBT/EQUITY CONVERSION
                                    AGREEMENT


     THIS AMENDED DEBT/EQUITY CONVERSION AGREEMENT (the "Agreement"), dated as of February 19, 1998 by and between FIRETECTOR INC., a Delaware corporation having its executive offices at 262 Duffy Avenue, Hicksville, New York 11801 ("Firetector") and Mirtronics Inc., an Ontario corporation having its executive offices at 106 Avenue Road, Toronto, Ontario M5R 2H3 ("Mirtronics") will replace all previous versions of the Debt/Equity Agreement dated as of March 15, 1995 and subsequent extensions, modifications and amendments.

                                    Recitals

         A. Firetector has issued two (2) promissory notes to Mirtronics in face amounts of $620,000 and $225,000 ("Note A" and "Note B", respectively), in connection with the execution and delivery of a Securities Exchange Agreement, dated as of the date hereof.

         B. From time to time, Mirtronics may desire to convert Note A into shares of Firetector's common stock, $.001 par value per share (the "Common Stock") and Firetector would benefit from such a conversion of debt into equity.


     NOW THEREFORE, in consideration of the foregoing and of the premises herein contained, the mutual covenants and agreements and certain other good and valuable consideration, the receipt and sufficiency of which each of the parties hereby acknowledges, and subject to the terms and conditions provided in this Agreement, Firetector and Mirtronics agree as follows:


     1. Conversion Right. Mirtronics shall have the right, exercisable from time to time and until the close of business on December 31, 2002, to convert all or part of Note A into shares of Common Stock at the conversion price of $0.50 per share, or two (2) shares of Common Stock for each dollar of Note A so converted (the "Conversion Right"). All shares of Common Stock acquired by Mirtronics pursuant to the Conversion Right are referred to herein as "Converted Shares". Mirtronics shall have the right to specify which portion of Note A is being converted. No Conversion Right shall apply to Note B, in whole or in part.



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     2. Investment Representations and Covenants

     2.1 Investment Representation. Mirtronics will acquire the Converted Shares for its own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act of 1933, as amended (the "1933 Act"). Mirtronics will not dispose of any part or all of the Converted Shares in violation of the provisions of the 1933 Act and the rules and regulations promulgated under such Act by the Securities and Exchange Commission and all applicable provisions of State securities laws and regulations.

     2.2 Legend. The certificate or certificates representing all Converted Shares shall bear a legend in substantially the following terms:

                  "The Shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "1933 Act") and have been acquired for investment and not with a view to distribution or resale. Such shares may not be sold, mortgaged, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the 1933 Act or an opinion of counsel satisfactory to Firetector Inc. to the effect that an exemption from the registration requirement under the 1933 Act is available.

     2.3 Acknowledgment of Restrictions. Mirtronics acknowledges being informed that the Converted Shares will be unregistered and must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available and that Firetector has no obligation to register the Converted Shares for Mirtronics's account.


     3. Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure therefrom, shall be effective against any party unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


     4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed to the parties at the address of such parties specified in the recitals to this Agreement or, as to either party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective when delivered in writing, addressed as aforesaid.


     5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law provisions.

     6. Headings. Section headings have been inserted only as a matter of convenience of reference and shall not be used in the interpretation of any provision of this Agreement.


     7. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any party hereto may execute this instrument by signing one or more counterparts.


     8. Assignment. Assuming compliance with applicable law, Mirtronics may assign all or any part of its rights and obligations under this Agreement, the Debt and the Preferred Stock to any person or persons.


     9. Further Assurances. Each of the parties agrees that at any time and from time to time, it will execute and deliver such further documents or cause to be done such further acts and things as any party may reasonably request in order to effect the purposes of this Agreement.


                                    Execution


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.



                                     FIRETECTOR INC.

                                     By
                                     Name: John A. Poserina
                                     Title: Vice President and Treasurer


                                     MIRTRONICS INC.

                                     By
                                     Name: Stan Abramowitz
                                     Title: Secretary